EXHIBIT 99.1

                                CERTIFICATION OF
                           PRINCIPAL EXECUTIVE OFFICER
                        OF METROPOLIS REALTY HOLDINGS LLC

      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, and accompanies the annual report on Form 10-K (the "Form 10-K") for the year ended December 31, 2002 of Metropolis Realty Holdings LLC (the "Issuer").

      I, Lee S. Neibart, the President of Issuer, certify that to the best of my knowledge:

      (i) the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 28, 2003
                                                  /s/ Lee S. Neibart
                                                 -----------------------------
                                                 Lee S. Neibart
                                                 President